As filed with the Securities and Exchange Commission on March 24, 1999.
                         Registration No. 333-__________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


Incorporated                   CINTAS CORPORATION             I.R.S. Employer
Under the Laws               6800 CINTAS BOULEVARD            Identification No.
of Washington                CINCINNATI, OHIO  45262          31-1188630
                                 (513) 459-1200


                                 UNITOG COMPANY
                        1992 and 1997 STOCK OPTION PLANS



                              Gary P. Kreider, Esq.
                       Keating, Muething & Klekamp, P.L.L.
                              1400 Provident Tower
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
                         (Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                  Proposed      Proposed
                                  Maximum        Maximum
     Title of        Amount       Offering      Aggregate           Amount of
  Securities To       To Be         Price       Offering          Registration
  Be Registered    Registered     Per Share       Price                Fee
--------------------------------------------------------------------------------
    Common Stock,    191,627*      $65.625**  $12,575,521.875**     $3,496.00***
    No par value*    Shares
--------------------------------------------------------------------------------

* This Registration Statement is filed for up to 191,627 shares of Common Stock issuable pursuant to the Unitog Company 1992 and 1997 Stock Option Plans.

**   Estimated solely for purposes of calculating registration fee.

*** Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of Cintas Common Stock quoted on The Nasdaq Stock Market on March 23, 1999 of $65.625 per share.

        This registration statement is filed for the purpose of registering shares of Cintas Corporation Common Stock that are subject to options held by employees and non-employee directors of Unitog Company that have been assumed by Cintas effective as of March 24, 1999 pursuant to Section 8.17 of the Agreement and Plan of Merger among Cintas, Cintas Image Acquisition Company and Unitog dated January 9, 1999. Upon the filing of this registration statement, Cintas shares become issuable when such Unitog options are exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by Cintas Corporation with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          1. Cintas' Annual Report on Form 10-K for the fiscal year ended May 31, 1998.

          2. Cintas' Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998, November 30, 1998 and February 28, 1999.

          3.   Cintas' Forms 8-K filed on June 1, 1998 and January 14, 1999.

          4. The description of Cintas Common Stock contained in the Registration Statement on Form 8-A, SEC File No. 0-11399, registering Cintas Common Stock under Section 12 of the Securities Exchange Act of 1934, which describes the class of securities being registered hereunder.

        All reports and other documents subsequently filed by Cintas pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        The legality of the Common Stock offered hereby will be passed upon for Cintas by Keating, Muething & Klekamp, P.L.L. 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Donald P. Klekamp, a Director of the Company, is a partner of Keating, Muething & Klekamp, P.L.L. Attorneys of Keating, Muething & Klekamp, P.L.L. participating in matters relating to this registration statement own 174,488 shares of the Cintas Common Stock.

Item 6. Indemnification of Directors and Officers

        Washington Business Corporation Act, Section 23A.08.025, allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in proceedings in which the person shall have been adjudged to be liable to the Corporation. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders.

        Article V of the Registrant's By-Laws provides that indemnification shall be extended to any of the persons described above to the full extent permitted by the Washington Business Corporation Act.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

        (All exhibits are filed with this Form S-8 unless otherwise indicated.)

        Exhibit 4.1 Unitog Company 1992 Stock Option Plan (incorporated by reference to Exhibit 10(d) to Unitog's Annual Report on Form 10-K for the fiscal year ended January 26, 1992)

        Exhibit 4.2 Amendment Number 1 to Unitog Company 1992 Stock Option Plan (incorporated by reference to Exhibit 10(d) to Unitog's Annual Report on Form 10- K for the fiscal year ended January 30, 1994)

        Exhibit 4.3 Unitog Company 1997 Stock Option Plan (incorporated by reference to Exhibit A to Unitog's definitive proxy statement for its 1995 Annual Meeting of Stockholders)

        Exhibit 5     Opinion of Keating, Muething & Klekamp, P.L.L

        Exhibit 23.1  Consent of Ernst & Young LLP

        Exhibit 23.2 Consent of Keating, Muething & Klekamp, P.L.L. (included in Exhibit 5)

        Exhibit 24    Power of Attorney (contained on the signature page)

Item 9. Undertakings

        9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.3  The  undersigned   Registrant  hereby  undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on March 24, 1999.


                                          CINTAS CORPORATION


                                          By: /s/ Robert J. Kohlhepp
                                             ---------------------------
                                             Robert J. Kohlhepp, Chief
                                             Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate Robert J. Kohlhepp or William C. Gale, or either of them, as Attorney-In-Fact to sign all amendments, including any post-effective amendments, to this Registration Statement.


      Signature                        Capacity                       Date


/s/ Richard T. Farmer            Chairman of the Board          March 24, 1999
----------------------------     of Directors
Richard T. Farmer*


/s/ Robert J. Kohlhepp           Chief Executive Officer        March 24, 1999
----------------------------     and Director (Principal
Robert J. Kohlhepp*              Executive Officer)


/s/ Scott D. Farmer              President, Chief Operating     March 24, 1999
----------------------------     Officer and Director
Scott D. Farmer*


----------------------------     Director                       March 24, 1999
Gerald V. Dirvin*


/s/ James J. Gardner             Director                       March 24, 1999
----------------------------
James J. Gardner*

/s/ Roger L. Howe                Director                       March 24, 1999
-----------------------------
Roger L. Howe*


------------------------------   Director                       March 24, 1999
John S. Lillard*


------------------------------   Director                       March 24, 1999
Donald P. Klekamp*


/s/ William C. Gale              Vice President of Finance      March 24, 1999
------------------------------   (Principal Financial Officer
William C. Gale*                 and Principal Accounting
                                 Officer)